Exhibit 99.1
News Release

For more information contact:

Media Relations: Sophia Marshall Senior Vice President, Communications Fiserv, Inc. 470-351-9908 sophia.marshall@fiserv.com	Investor Relations: Julie Chariell Senior Vice President, Investor Relations Fiserv, Inc. 212-515-0278 julie.chariell@fiserv.com

For Immediate Release

Fiserv Reports Second Quarter 2025 Results
GAAP revenue growth of 8% in the quarter and 7% year to date;
GAAP EPS increased 22% in both the quarter and year to date;
Organic revenue growth of 8% in both the quarter and year to date;
Adjusted EPS increased 16% in the quarter and 15% year to date;
Company refines 2025 organic revenue growth outlook to approximately 10%
and adjusted EPS outlook to $10.15 to $10.30, or growth of 15% to 17%

MILWAUKEE, Wis., July 23, 2025 – Fiserv, Inc. (NYSE: FI), a leading global provider of payments and financial services technology solutions, today reported financial results for the second quarter of 2025.
Second Quarter 2025 GAAP Results
GAAP revenue for the company increased 8% to $5.52 billion in the second quarter of 2025 compared to the prior year period, with 10% growth in the Merchant Solutions segment and 7% growth in the Financial Solutions segment. GAAP revenue for the company increased 7% to $10.65 billion in the first six months of 2025 compared to the prior year period, with 8% growth in the Merchant Solutions segment and 7% growth in the Financial Solutions segment. GAAP earnings per share was $1.86 in the second quarter and $3.36 in the first six months of 2025, an increase of 22% compared to both the second quarter and first six months of 2024.
GAAP operating margin was 30.7% and 29.0% in the second quarter and first six months of 2025 compared to 28.0% and 26.1% in the second quarter and first six months of 2024. GAAP operating margin in the Merchant Solutions segment was 34.6% and 34.4% in the second quarter and first six months of 2025 compared to 36.6% and 35.4% in the second quarter and first six months of 2024. GAAP operating margin in the Financial Solutions segment was 48.7% and 48.1% in the second quarter and first six months of 2025 compared to 45.9% and 45.0% in the second quarter and first six months of 2024. Net cash provided by operating activities was $2.31 billion in the first six months of 2025 compared to $2.17 billion in the prior year period.

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“Our second quarter results of 8% organic revenue growth and 16% adjusted earnings per share growth again demonstrated the power of our diverse business serving both merchants and financial institutions,” said Mike Lyons, Chief Executive Officer of Fiserv. “We continue to make progress on our key strategic initiatives focused on client-centric innovation, deepening client relationships, and operational efficiency, to drive strong and durable performance.”
Second Quarter 2025 Non-GAAP Results and Additional Information
•Adjusted revenue increased 8% to $5.20 billion in the second quarter and 7% to $9.98 billion in the first six months of 2025 compared to the prior year periods.
•Organic revenue growth was 8% in the second quarter of 2025, led by 9% growth in the Merchant Solutions segment and 7% growth in the Financial Solutions segment.
•Organic revenue growth was 8% in the first six months of 2025, led by 9% growth in the Merchant Solutions segment and 6% growth in the Financial Solutions segment.
•Adjusted earnings per share increased 16% to $2.47 in the second quarter and 15% to $4.61 in the first six months of 2025 compared to the prior year periods.
•Adjusted operating margin increased 120 basis points to 39.6% in the second quarter and 150 basis points to 38.7% in the first six months of 2025 compared to the prior year periods.
•Adjusted operating margin was 34.6% and 36.6% in the Merchant Solutions segment and 48.7% and 45.9% in the Financial Solutions segment in the second quarter of 2025 and 2024, respectively.
•Adjusted operating margin was 34.4% and 35.4% in the Merchant Solutions segment and 48.1% and 45.0% in the Financial Solutions segment in the first six months of 2025 and 2024, respectively.
•Free cash flow was $1.54 billion in the first six months of 2025 compared to $1.48 billion in the prior year period.
•The company repurchased 12.2 million shares of common stock for $2.2 billion in the second quarter and 21.9 million shares of common stock for $4.4 billion in the first six months of 2025.
•The company completed a public offering of 2.175 billion Euros of 3-year, 7-year and 11-year senior notes with a weighted average coupon rate of 3.43%.
•In June 2025, the company entered into an agreement to acquire the remaining 49.9% ownership interest in AIB Merchant Services, an Ireland-based payments solution provider.
•In June 2025, the company announced plans to launch a new digital asset platform, including a new stablecoin (FIUSD), that allows financial institutions and merchants to access digital assets through a simple, secure and scalable solution.
•Fiserv was named to CNBC’s World’s Top Fintech Companies for 2025, for the third consecutive year, as well as to the TIME100 Most Influential Companies 2025 list.
Outlook for 2025
Fiserv refines organic revenue growth outlook to approximately 10% and adjusted earnings per share to $10.15 to $10.30, representing growth of 15% to 17%, for 2025.

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“We made several refinements to our guidance based on our year-to-date performance and current business activity levels,” said Lyons. “We are encouraged by our strong pipeline, recent client wins, and the quality of our strategic initiatives, and expect to deliver Fiserv’s 40th consecutive year of double-digit adjusted earnings per share growth.”
Earnings Conference Call
The company will discuss its second quarter 2025 results in a live webcast at 7 a.m. CT on Wednesday, July 23, 2025. The webcast, along with supplemental financial information, can be accessed on the investor relations section of the Fiserv website at investors.fiserv.com. A replay will be available approximately one hour after the conclusion of the live webcast.
About Fiserv
Fiserv, Inc. (NYSE: FI), a Fortune 500™ company, moves more than money. As a global leader in payments and financial technology, the company helps clients achieve best-in-class results through a commitment to innovation and excellence in areas including account processing and digital banking solutions; card issuer processing and network services; payments; e-commerce; merchant acquiring and processing; and Clover®, the world’s smartest point-of-sale system and business management platform. Fiserv is a member of the S&P 500® Index and one of Fortune® World’s Most Admired Companies™. Visit fiserv.com and follow on social media for more information and the latest company news.
Use of Non-GAAP Financial Measures
In this news release, the company supplements its reporting of information determined in accordance with generally accepted accounting principles (“GAAP”), such as revenue, operating income, operating margin, net income attributable to Fiserv, diluted earnings per share and net cash provided by operating activities, with “adjusted revenue,” “adjusted revenue growth,” “organic revenue,” “organic revenue growth,” “adjusted operating income,” “adjusted operating margin,” “adjusted net income,” “adjusted earnings per share,” “adjusted earnings per share growth,” and “free cash flow.” Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses should enhance shareholders’ ability to evaluate the company’s performance, as such measures provide additional insights into the factors and trends affecting its business. Therefore, the company excludes these items from its GAAP financial measures to calculate these unaudited non-GAAP measures. The corresponding reconciliations of these unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash and other items described below that are excluded from the non-GAAP outlook measures. See pages 14-16 for additional information regarding the company’s forward-looking non-GAAP financial measures.
Examples of non-cash or other items may include, but are not limited to, non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; merger and integration costs; severance costs; gains or losses from the sale of businesses, certain assets or investments; and certain discrete tax benefits and expenses. The company excludes these items to more clearly focus on the factors management believes are pertinent to the company’s

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operations, and management uses this information to make operating decisions, including the allocation of resources to the company’s various businesses.
The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
Management believes organic revenue growth is useful because it presents revenue growth excluding the impact of foreign currency fluctuations, acquisitions, dispositions and the impact of the company’s postage reimbursements. Management believes free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. Management believes this supplemental information enhances shareholders’ ability to evaluate and understand the company’s core business performance.
These unaudited non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, net income attributable to Fiserv, diluted earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated organic revenue growth, adjusted earnings per share, adjusted earnings per share growth and other statements regarding our future financial performance. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should,” “confident,” “likely,” “plan,” or words of similar meaning. Statements that describe the company’s future plans, outlook, objectives or goals are also forward-looking statements.
Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that could cause the company’s actual results to differ materially include, among others, the following: the company’s ability to compete effectively against new and existing competitors and to continue to introduce competitive new products and services on a timely, cost-effective basis; changes in customer demand for the company’s products and services; the ability of the company’s technology to keep pace with a rapidly evolving marketplace; the success of the company’s merchant alliances, some of which are not controlled by the company; the impact of a security breach or operational failure on the company’s business, including disruptions caused by other participants in the global financial system; losses due to chargebacks, refunds or returns as a result of fraud or the failure of the company’s vendors and merchants to satisfy their obligations; changes in local, regional, national and international economic or political conditions, including

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those resulting from heightened inflation, rising interest rates, taxes, trade policies and tariffs, a recession, bank failures, or intensified international hostilities, and the impact they may have on the company and its employees, clients, vendors, supply chain, operations and sales; the effect of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; the company’s ability to comply with government regulations and applicable card association and network rules; the protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; the company’s ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of the company’s growth strategies; the company’s ability to attract and retain key personnel; adverse impacts from currency exchange rates or currency controls; changes in corporate tax and interest rates; and other factors included in “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in other documents that the company files with the Securities and Exchange Commission, which are available at http://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this news release.

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Fiserv, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue
Processing and services	$4,304	$4,140	$8,349	$8,140
Product	1,212	967	2,297	1,850
Total revenue	5,516	5,107	10,646	9,990

Expenses
Cost of processing and services	1,412	1,343	2,801	2,697
Cost of product	694	639	1,378	1,290
Selling, general and administrative	1,711	1,697	3,393	3,394
Net loss (gain) on sale of other assets	3	—	(17)	—
Total expenses	3,820	3,679	7,555	7,381

Operating income	1,696	1,428	3,091	2,609
Interest expense, net	(365)	(285)	(696)	(546)
Other expense, net	(39)	(5)	(57)	(12)

Income before income taxes and loss from investments in unconsolidated affiliates	1,292	1,138	2,338	2,051
Income tax provision	(246)	(221)	(436)	(374)
Loss from investments in unconsolidated affiliates	(16)	(8)	(24)	(16)

Net income	1,030	909	1,878	1,661
Less: net income attributable to noncontrolling interests	4	15	1	32

Net income attributable to Fiserv	$1,026	$894	$1,877	$1,629

GAAP earnings per share attributable to Fiserv — diluted	$1.86	$1.53	$3.36	$2.76

Diluted shares used in computing earnings per share attributable to Fiserv	552.7	585.4	558.7	590.1

Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Reconciliation of GAAP to
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

GAAP net income attributable to Fiserv	$1,026	$894	$1,877	$1,629
Adjustments:
Merger and integration costs [1]	8	22	23	59
Severance costs	14	21	29	63
Amortization of acquisition-related intangible assets [2]	341	370	672	739
Non wholly-owned entity activities [3]	9	26	29	54
Tax impact of adjustments [4]	(73)	(88)	(147)	(183)
Incremental executive compensation [5]	—	—	52	—
Argentine Peso devaluation [6]	39	—	39	—
Adjusted net income	$1,364	$1,245	$2,574	$2,361

GAAP earnings per share attributable to Fiserv - diluted	$1.86	$1.53	$3.36	$2.76

Adjustments - net of income taxes:
Merger and integration costs [1]	0.01	0.03	0.03	0.08
Severance costs	0.02	0.03	0.04	0.09
Amortization of acquisition-related intangible assets [2]	0.50	0.50	0.97	1.00
Non wholly-owned entity activities [3]	0.01	0.04	0.04	0.07
Incremental executive compensation [5]	—	—	0.09	—
Argentine Peso devaluation [6]	0.07	—	0.07	—
Adjusted earnings per share	$2.47	$2.13	$4.61	$4.00

GAAP earnings per share attributable to Fiserv growth	22%		22%
Adjusted earnings per share growth	16%		15%

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Earnings per share is calculated using actual, unrounded amounts.
1Represents acquisition and related integration costs incurred in connection with acquisitions. Merger and integration costs associated with integration activities include $3 million and $5 million of third-party professional service fees in the second quarter and first six months of 2025, respectively, as well as $11 million related to a legal settlement in the first six months of 2025. Merger and integration costs associated with integration activities in the second quarter and first six months of 2024 primarily include $13 million and $22 million of share-based compensation, as well as $13 million of third-party professional service fees in the first six months of 2024.
2Represents amortization of intangible assets acquired through acquisition, including customer relationships, software/technology and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract costs (sales commissions and deferred conversion costs), capitalized and purchased software, financing costs and debt discounts. See additional information on page 13 for an analysis of the company’s amortization expense.
3Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which the company holds a controlling financial interest.
4The tax impact of adjustments is calculated using a tax rate of 19.5% and 20% in the first six months of 2025 and 2024, respectively, which approximates the company’s anticipated annual effective tax rates.

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5Represents incremental compensation expense associated with the transition of the company’s Chief Executive Officer (“CEO”), comprised of $40 million of former CEO non-cash share-based compensation and related employer payroll taxes, and a $12 million cash replacement award paid to the company’s newly appointed CEO.
6The Argentine government announced economic policy changes, including the removal of certain currency controls, resulting in a significant devaluation of the Argentine Peso on April 14, 2025. This adjustment represents the corresponding one-day foreign currency exchange loss from the remeasurement of the company’s Argentina subsidiary’s monetary assets and liabilities in Argentina’s highly inflationary economy.

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Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,

	2025	2024	2025	2024
Total Company
Revenue	$5,516	$5,107	$10,646	$9,990
Adjustments:
Postage reimbursements	(320)	(313)	(661)	(653)
Adjusted revenue	$5,196	$4,794	$9,985	$9,337

Operating income	$1,696	$1,428	$3,091	$2,609
Adjustments:
Merger and integration costs	8	22	23	59
Severance costs	14	21	29	63
Amortization of acquisition-related intangible assets	341	370	672	739
Incremental executive compensation	—	—	52	—
Adjusted operating income	$2,059	$1,841	$3,867	$3,470

Operating margin	30.7%	28.0%	29.0%	26.1%
Adjusted operating margin	39.6%	38.4%	38.7%	37.2%

Merchant Solutions (“Merchant”) [1]
Revenue	$2,644	$2,410	$5,016	$4,663

Operating income	$914	$882	$1,724	$1,651

Operating margin	34.6%	36.6%	34.4%	35.4%

Financial Solutions (“Financial”) [1]
Revenue	$2,552	$2,379	$4,969	$4,664

Operating income	$1,244	$1,093	$2,392	$2,101

Operating margin	48.7%	45.9%	48.1%	45.0%

Corporate and Other
Revenue	$320	$318	$661	$663
Adjustments:
Postage reimbursements	(320)	(313)	(661)	(653)
Adjusted revenue	$—	$5	$—	$10

Operating loss	$(462)	$(547)	$(1,025)	$(1,143)
Adjustments:
Merger and integration costs	8	22	23	59
Severance costs	14	21	29	63
Amortization of acquisition-related intangible assets	341	370	672	739
Incremental executive compensation	—	—	52	—
Adjusted operating loss	$(99)	$(134)	$(249)	$(282)

See pages 3-4 for disclosures related to the use of non-GAAP financial measures. Operating margin percentages are calculated using actual, unrounded amounts.
1For all periods presented in the Merchant and Financial segments, there were no adjustments to GAAP measures presented and thus the adjusted measures are equal to the GAAP measures presented.

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Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net income	$1,878	$1,661
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	897	815
Amortization of acquisition-related intangible assets	673	744
Amortization of financing costs and debt discounts	22	22
Share-based compensation	215	185
Deferred income taxes	(215)	(207)
Net gain on sale of other assets	(17)	—
Loss from investments in unconsolidated affiliates	24	16
Distributions from unconsolidated affiliates	22	19
Non-cash foreign currency exchange losses	65	50
Other operating activities	(6)	(15)
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	(280)	(176)
Prepaid expenses and other assets	(612)	(420)
Contract costs	(121)	(104)
Accounts payable and other liabilities	(272)	(448)
Contract liabilities	40	30
Net cash provided by operating activities	2,313	2,172

Cash flows from investing activities
Capital expenditures, including capitalized software and other intangibles	(814)	(768)
Payments for acquisition of businesses, net of cash acquired	(337)	—
Merchant cash advances, net	(539)	(451)
Distributions from unconsolidated affiliates	13	39
Purchases of investments	(41)	(35)
Proceeds from sale of investments	474	8
Other investing activities	(19)	—
Net cash used in investing activities	(1,263)	(1,207)

Cash flows from financing activities
Debt proceeds	3,679	3,189
Debt repayments	(2,360)	(1,457)
Net borrowings from commercial paper and short-term borrowings	1,925	532
Payments of debt financing costs	(5)	(14)
Proceeds from issuance of treasury stock	37	58
Purchases of treasury stock, including employee shares withheld for tax obligations	(4,642)	(3,230)
Settlement activity, net	200	(150)
Distributions paid to noncontrolling interests and redeemable noncontrolling interest	—	(41)
Payment to acquire noncontrolling interest of consolidated subsidiary	(22)	—
Other financing activities	22	(1)
Net cash used in financing activities	(1,166)	(1,114)
Effect of exchange rate changes on cash and cash equivalents	92	(12)
Net change in cash and cash equivalents	(24)	(161)
Cash and cash equivalents, beginning balance	2,993	2,963
Cash and cash equivalents, ending balance	$2,969	$2,802

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Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	June 30,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$999	$1,236
Trade accounts receivable – net	4,116	3,725
Prepaid expenses and other current assets	3,805	3,087
Settlement assets	17,554	15,429
Total current assets	26,474	23,477

Property and equipment – net	2,585	2,374
Customer relationships – net	5,538	5,868
Other intangible assets – net	4,880	4,072
Goodwill	37,465	36,584
Contract costs – net	1,005	996
Investments in unconsolidated affiliates	1,071	1,506
Other long-term assets	2,513	2,299
Total assets	$81,531	$77,176

Liabilities and Equity
Accounts payable and other current liabilities	$4,351	$4,799
Short-term and current maturities of long-term debt	1,528	1,110
Contract liabilities	885	819
Settlement obligations	17,554	15,429
Total current liabilities	24,318	22,157

Long-term debt	28,059	23,730
Deferred income taxes	2,189	2,477
Long-term contract liabilities	249	263
Other long-term liabilities	953	863
Total liabilities	55,768	49,490

Fiserv shareholders’ equity	25,215	27,068
Noncontrolling interests	548	618
Total equity	25,763	27,686
Total liabilities and equity	$81,531	$77,176

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Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information
(In millions, unaudited)

Organic Revenue Growth [1]	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Growth	2025	2024	Growth

Total Company
Adjusted revenue	$5,196	$4,794		$9,985	$9,337
Currency impact [2]	47	—		124	—
Acquisition adjustments	(65)	—		(76)	—
Divestiture adjustments	—	(5)		—	(10)
Organic revenue	$5,178	$4,789	8%	$10,033	$9,327	8%

Merchant
Adjusted revenue	$2,644	$2,410		$5,016	$4,663
Currency impact [2]	49	—		118	—
Acquisition adjustments	(55)	—		(63)	—
Organic revenue	$2,638	$2,410	9%	$5,071	$4,663	9%

Financial
Adjusted revenue	$2,552	$2,379		$4,969	$4,664
Currency impact [2]	(2)	—		6	—
Acquisition adjustments	(10)	—		(13)	—
Organic revenue	$2,540	$2,379	7%	$4,962	$4,664	6%

Corporate and Other
Adjusted revenue	$—	$5		$—	$10
Divestiture adjustments	—	(5)		—	(10)
Organic revenue	$—	$—		$—	$—

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Organic revenue growth is calculated using actual, unrounded amounts.
1Organic revenue growth is measured as the change in adjusted revenue (see page 9) for the current period excluding the impact of foreign currency fluctuations and revenue attributable to acquisitions and dispositions, divided by adjusted revenue from the prior period excluding revenue attributable to dispositions.
2Currency impact is measured as the increase or decrease in adjusted revenue for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

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Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information (cont.)
(In millions, unaudited)

Free Cash Flow	Six Months Ended June 30,
	2025	2024

Net cash provided by operating activities	$2,313	$2,172
Capital expenditures	(814)	(768)
Adjustments:
Distributions paid to noncontrolling interests and redeemable noncontrolling interest	—	(41)
Distributions from unconsolidated affiliates included in cash flows from investing activities	13	39
Severance, merger and integration payments	80	96
Tax payments on adjustments	(16)	(19)
Other	(31)	—
Free cash flow	$1,545	$1,479

Total Amortization [1]	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Acquisition-related intangible assets	$342	$371	$673	$744
Capitalized software and other intangibles	188	156	364	300
Purchased software	51	59	103	118
Financing costs and debt discounts	11	11	22	22
Sales commissions	30	27	58	55
Deferred conversion costs	29	25	56	49
Total amortization	$651	$649	$1,276	$1,288

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
1The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

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Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures
Reconciliations of unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of these items that are excluded from the non-GAAP outlook measures. The company’s forward-looking non-GAAP financial measures for 2025, including organic revenue growth, adjusted earnings per share and adjusted earnings per share growth, are designed to enhance shareholders’ ability to evaluate the company’s performance by excluding certain items to focus on factors and trends affecting its business.
Organic Revenue Growth - The company’s organic revenue growth outlook for 2025 excludes the impact of foreign currency fluctuations, acquisitions, dispositions and the impact of the company’s postage reimbursements. The currency impact is measured as the increase or decrease in the expected adjusted revenue for the period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

Growth
2025 Revenue	10.0%
Postage reimbursements	—%
2025 Adjusted revenue	10.0%

Currency impact	1.0%
Acquisition adjustments	(1.0)%
Divestiture adjustments	—%
2025 Organic revenue	~ 10%

Adjusted Earnings Per Share - The company’s adjusted earnings per share outlook for 2025 excludes certain non-cash or other items such as non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; merger and integration costs; severance costs; gains or losses from the sale of businesses, certain assets and investments; and certain discrete tax benefits and expenses. The company estimates that amortization expense in 2025 with respect to acquired intangible assets will decrease approximately 5% compared to the amount incurred in 2024.
Other adjustments to the company’s financial measures that were incurred in 2024 and for the three and six months ended June 30, 2025 are presented in this news release; however, they are not necessarily indicative of adjustments that may be incurred throughout the remainder of 2025 or beyond. Estimates of these impacts and adjustments on a forward-looking basis are not available due to the variability, complexity and limited visibility of these items.

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Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures (cont.)
The company’s adjusted earnings per share growth outlook for 2025 is based on 2024 adjusted earnings per share performance.

2024 GAAP net income attributable to Fiserv	$3,131
Adjustments:
Merger and integration costs [1]	81
Severance costs	157
Amortization of acquisition-related intangible assets [2]	1,420
Non wholly-owned entity activities [3]	100
Impairment of equity method investments [4]	635
Non-cash settlement charge for terminated pension plans [5]	147
Tax impact of adjustments [6]	(548)
2024 adjusted net income	$5,123

Weighted average common shares outstanding - diluted	582.1

2024 GAAP earnings per share attributable to Fiserv - diluted	$5.38
Adjustments - net of income taxes:
Merger and integration costs [1]	0.11
Severance costs	0.22
Amortization of acquisition-related intangible assets [2]	1.95
Non wholly-owned entity activities [3]	0.14
Impairment of equity method investments [4]	0.85
Non-cash settlement charge for terminated pension plans [5]	0.16
2024 adjusted earnings per share	$8.80

2025 adjusted earnings per share outlook	$10.15 - $10.30
2025 adjusted earnings per share growth outlook	15% - 17%

In millions, except per share amounts, unaudited. Earnings per share is calculated using actual, unrounded amounts.
See pages 3-4 for disclosures related to the use of non-GAAP financial measures.

News Release
Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures (cont.)
1Represents acquisition and related integration costs incurred in connection with acquisitions. Merger and integration costs associated with integration activities primarily include $23 million of third-party professional service fees, $22 million of share-based compensation, and $14 million related to a legal settlement.
2Represents amortization of intangible assets acquired through acquisition, including customer relationships, software/technology and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract costs (sales commissions and deferred conversion costs), capitalized and purchased software, financing costs and debt discounts.
3Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which the company holds a controlling financial interest.
4Represents a non-cash impairment of certain equity method investments, primarily related to the company’s Wells Fargo Merchant Services joint venture, recorded within loss from investments in unconsolidated affiliates in the consolidated statement of income.
5Represents a non-cash settlement charge associated with the terminations of the company’s defined benefit pension plans in the United Kingdom and United States. Settlements of the terminated plans were completed in the fourth quarter of 2024.
6The tax impact of adjustments is calculated using a tax rate of 20%, which approximates the company’s annual effective tax rate, exclusive of actual tax impacts of an aggregate $196 million benefit associated with the impairment of certain equity method investments and the settlement charge for terminated pension plans.
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